UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 26, 2007

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 29, 2007, Pacific Sunwear of California, Inc. (the “Company”) announced that Michael L. Henry, the Company’s Vice President and Controller, was appointed to serve as the Company’s Interim Chief Financial Officer on November 28, 2007. Mr. Henry will also serve as the Company’s Secretary. Mr. Henry replaces Gerald M. Chaney, who resigned as the Company’s Senior Vice President, Chief Financial Officer and Secretary on November 26, 2007.
Mr. Henry, age 37, joined the Company in September 2000 as Controller. He has served as Vice President, Controller since February 2006. Prior to joining the Company, Mr. Henry was a manager in the audit practice of Deloitte & Touche LLP, where he worked for six years. He is a certified public accountant.
Mr. Henry will receive a base salary at the annual rate of $250,000 and an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Compensation Committee. Mr. Henry’s target incentive bonus will be 30% of his base salary with a maximum incentive bonus of 60% of his base salary. The annual incentive bonus is weighted 80% on the Company’s earnings component and 20% on individual performance component. Mr. Henry is also entitled to participate in the Company’s Executive Severance Plan, which provides for certain severance and outplacement benefits if a participant’s employment with the Company is terminated by the Company without cause or by the participant for good reason. Mr. Henry’s severance multiplier under the Executive Severance Plan is one half (0.5), and in the event that he is terminated upon, within three months before, or within one year after, certain changes in control of the Company, his multiplier will be one (1.0). The Executive Severance Plan is described in more detail in Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2007, which description is incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.
In connection with Mr. Chaney’s resignation, he and the Company entered into a Resignation Agreement (the “Resignation Agreement”). Pursuant to the Resignation Agreement, Mr. Chaney will receive the severance benefits set forth in Section 4.1 of the Executive Severance Plan adopted by the Compensation Committee of the Board of Directors on August 21, 2007, as follows:
•	A monthly cash payment of $49,166.66 made by check for a period of 15 months, which represents the benefits set forth in Sections 4.1(a) and 4.1(b) of the Executive Severance Plan;

•	A lump sum payment of $5,126.04 representing the expected cost of COBRA premiums for continued medical coverage pursuant to Section 4.1(c) of the Executive Severance Plan; and

•	Payment or reimbursement for up to $10,000 of outplacement costs pursuant to Section 4.1(d) of the Executive Severance Plan.

All payments to Mr. Chaney under the Resignation Agreement are conditioned upon Mr. Chaney’s execution and delivery of a valid and effective release of claims and his compliance with certain restrictive covenants, including covenants relating to non-disparagement, non-solicitation and confidentiality.
The summary of the Resignation Agreement set forth above is qualified in its entirety by reference to the text of the Resignation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
The full text of the Company’s press release, issued on November 29, 2007, announcing Mr. Henry’s appointment and Mr. Chaney’s resignation, is included as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Resignation Agreement, entered into as of November 26, 2007, between the Company and Gerald M. Chaney

99.1	Press Release issued by the Company on November 29, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2007	Pacific Sunwear of California, Inc.
/s/ Sally Frame Kasaks
Sally Frame Kasaks
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Resignation Agreement, entered into as of November 26, 2007, between the Company and Gerald M. Chaney

99.1	Press Release issued by the Company on November 29, 2007